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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of Tyco International Ltd. of our report dated September 30, 1998 (relating to the consolidated balance sheet of United States Surgical Corporation and its subsidiaries as of September 30, 1997, and the consolidated statements of operations, changes in stockholders' equity and cash flows for the nine month period ended September 30, 1997, the twelve month period ended December 31, 1996 and the related financial statement schedule for the nine month period ended September 30, 1997 and the twelve month period ended December 31, 1996), which report is included in Tyco International Ltd.'s Current Report on Form 8-K filed June 3, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ DELOITTE & TOUCHE LLP

Stamford, Connecticut

September 27, 1999